For investor information contact:
Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com

Volterra Reports Record Quarterly Revenue and Income
and Ninth Consecutive Year of Growth

FREMONT, Calif., January 25, 2010 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its fourth quarter and fiscal year ended December 31, 2009.

Net revenue for the fourth quarter of 2009 was $34.2 million, a 56% increase over net revenue of $21.9 million for the fourth quarter of 2008, and up 15% from net revenue of $29.7 million for the third quarter of 2009. GAAP net income was $7.0 million, or $0.28 per share (diluted), for the fourth quarter of 2009, up 536% from GAAP net income of $1.1 million, or $0.04 per share (diluted), for the fourth quarter of 2008 and up 103% from GAAP net income $3.4 million, or $0.14 per share (diluted), for the third quarter of 2009.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $8.4 million, or $0.34 per share (diluted), for the fourth quarter of 2009, up 282% from non-GAAP net income of $2.2 million, or $0.09 per share (diluted), for the fourth quarter of 2008 and up 76% from non-GAAP net income of $4.8 million, or $0.19 per share (diluted), for the third quarter of 2009.

For the full year 2009, Volterra reported a record $104.9 million annual net revenue. It was Volterra’s ninth consecutive year of revenue growth and its sixth consecutive profitable year. GAAP net income was $10.9 million, or $0.45 per share (diluted), for the fiscal year ended December 31, 2009, compared to GAAP net income of $14.3 million, or $0.57 per share (diluted), for the fiscal year ended December 31, 2008. Non-GAAP net income was $16.3 million, or $0.67 per share (diluted), for the fiscal year ended December 31, 2009, compared to non-GAAP net income of $18.4 million, or $0.73 per share (diluted), for the fiscal year ended December 31, 2008.

“I am pleased to report that we had another strong quarter to finish out what has been a very positive year for Volterra,” said Volterra President and CEO Jeff Staszak. “Despite challenging economic times in the earlier part of 2009, our performance in the latter half of the year helped to produce the highest annual revenues in Volterra’s history, and our fourth quarter results included record quarterly revenues, margins and profitability.”

Earnings Conference Call

Volterra will be conducting a conference call today at 5:30 p.m. (EST). To access the conference call, investors can dial (800) 762-8795 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (480) 629-9773. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, February 1, 2010. To access the replay, investors should dial (800) 406-7325 or (303) 590-3030 and enter access code 4199059#. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com until midnight on Monday, February 22, 2010.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

* it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

* it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

* it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

* it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.

Forward-Looking Statements:

This press release regarding financial results for the fiscal year and quarter ended December 31, 2009 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 4, 2009 and the Form 10-Q filed on November 4, 2009. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net revenue	$34,186	$21,865	$104,937	$104,155
Cost of revenue *	12,634	9,617	42,250	45,217

Gross margin	21,552	12,248	62,687	58,938
Operating expenses:
Research and development *	7,444	6,306	26,557	26,090
Selling, general and administrative *	5,628	4,564	19,731	18,560
Litigation **	1,631	332	5,225	332

Total operating expenses	14,703	11,202	51,513	44,982

Income from operations	6,849	1,046	11,174	13,956
Interest and other income	13	112	135	1,073
Interest and other expense	(49)	(42)	(140)	(214)

Income before income taxes	6,813	1,116	11,169	14,815
Income tax (benefit) expense	(145)	22	229	557

Net income	$6,958	$1,094	$10,940	$14,258

Net income per share:
Basic	$0.30	$0.05	$0.48	$0.60

Diluted	$0.28	$0.04	$0.45	$0.57

Weighted average shares outstanding:
Basic	23,267	23,519	22,968	23,750

Diluted	24,977	24,574	24,383	25,201

* Includes stock-based compensation expense as follows:
Cost of revenue	$126	$54	$425	$232
Research and development	776	555	2,705	1,965
Selling, general, and administrative	620	475	2,303	1,925

Total stock-based compensation expense	$1,522	$1,084	$5,433	$4,122

** Litigation expenses were previously included in Selling, general and administrative expenses.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

SEPARATE PRESENTATION OF LITIGATION AND SALES, GENERAL AND ADMINISTRATIVE EXPENSE
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
GAAP
Selling, general and	$7,259	$7,090	$5,835	$4,772	$4,896
administrative with litigation
Litigation *	1,631	1,688	1,256	650	332

Selling, general and	$5,628	$5,402	$4,579	$4,122	$4,564
administrative without litigation
		Three Months Ended

	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008

Non-GAAP (excluding effect of stock-based
compensation)
Selling, general and	$6,639	$6,506	$5,252	$4,256	$4,421
administrative with litigation
Litigation *	1,631	1,688	1,256	650	332

Selling, general and	$5,008	$4,818	$3,996	$3,606	$4,089
administrative without litigation
	Twelve Months Ended
	December 31,

	2009	2008

GAAP
Selling, general and	$24,956	$18,892
administrative with litigation
Litigation *	5,225	332

Selling, general and	$19,731	$18,560
administrative without litigation
	Twelve Months Ended
	December 31,

	2009	2008

Non-GAAP (excluding effect of stock-based
compensation)
Selling, general and	$22,653	$16,967
administrative with litigation
Litigation *	5,225	332

Selling, general and	$17,428	$16,635
administrative without litigation
* Litigation expenses were previously included in Selling, general and administrative expenses.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2009
		Effect of
		Stock-based
	GAAP	Compensation	Non-GAAP
Gross margin	$21,552	$(126)	$21,678
Gross margin %	63.0%	-0.4%	63.4%
Operating expenses:
Research and development	$7,444	$776	$6,668
Selling, general and administrative	5,628	620	5,008
Litigation	1,631	—	1,631

Total operating expenses	$14,703	$1,396	$13,307
Income from operations	$6,849	$(1,522)	$8,371
Operating margin %	20.0%	-4.5%	24.5%
Annual effective tax rate	2.1%	0.2%	1.9%
Income tax (benefit) expense	$(145)	$41	$(104)
Net income	$6,958	$(1,481)	$8,439
Diluted net income per share	$0.28	$(0.06)	$0.34

	Three Months Ended December 31, 2008
		Effect of
		Stock-based
	GAAP	Compensation	Non-GAAP
Gross margin	$12,248	$(54)	$12,302
Gross margin %	56.0%	-0.3%	56.3%
Operating expenses:
Research and development	$6,306	$555	$5,751
Selling, general and administrative	4,564	475	4,089
Litigation	332	—	332

Total operating expenses	$11,202	$1,030	$10,172
Income from operations	$1,046	$(1,084)	$2,130
Operating margin %	4.8%	-4.9%	9.7%
Annual effective tax rate	3.8%	0.9%	2.9%
Income tax (benefit) expense	$22	$(30)	$(8)
Net income	$1,094	$(1,114)	$2,208
Diluted net income per share	$0.04	$(0.05)	$0.09

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	September 30,	December 31,
	2009	2009	2008
	(Unaudited)		(Audited)
Assets
Current assets:
Cash and cash equivalents	$69,227	$61,592	$46,893
Short-term investments	4,549	10,545	10,461
Accounts receivable, net	15,534	14,153	12,073
Inventory	10,284	8,485	13,668
Prepaid expenses and other current assets	1,829	1,949	2,507

Total current assets	101,423	96,724	85,602
Property and equipment, net	4,656	4,899	5,285
Other assets	363	113	405

Total assets	$106,442	$101,736	$91,292

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,591	$6,663	$5,834
Accrued liabilities	9,506	10,078	8,073

Total current liabilities	13,097	16,741	13,907
Lease incentives	445	506	688
Other long-term liabilities	1,097	990	784

Total liabilities	14,639	18,237	15,379

Commitments and contingencies
Stockholders’ equity:
Common stock	26	25	24
Additional paid-in capital	115,035	111,310	102,612
Accumulated deficit	(5,878)	(12,836)	(16,818)
Treasury Stock	(17,380)	(15,000)	(9,905)

Total stockholders’ equity	91,803	83,499	75,913

Total liabilities and stockholders’ equity	$106,442	$101,736	$91,292